NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND REPORTS FIRST QUARTER 2011 RESULTS

AUSTIN, TEXAS, April 20, 2011--Temple-Inland Inc. today reported first quarter 2011 net income of $16 million, or $0.15 per diluted share, compared with fourth quarter 2010 net income of $27 million, or $0.24 per diluted share, and a first quarter 2010 net loss of $4 million, or $0.04 per share.

First quarter 2011 net income excluding special items was $24 million, or $0.22 per diluted share, compared with fourth quarter 2010 net income excluding special items of $35 million, or $0.31 per diluted share, and first quarter 2010 net loss excluding special items of $1 million, or $0.01 per share.

	First Quarter		Fourth Quarter

	2011	2010	2010

Net income (loss) per share	$0.15	$(0.04)	$0.24
Adjustment for special items	$0.07	$0.03	$0.07
Net income (loss) per share, excluding special items	$0.22	$(0.01)	$0.31

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “Our employees executed well in the quarter and delivered strong operating results, despite challenging weather conditions and rising input costs.

“In Corrugated Packaging, first quarter operating income was $98 million, and our return on investment was 18.3%. Our mills performed well in the quarter. We continue to be pleased with our progress on Box Plant Transformation II.

“In Building Products, our operating results improved compared with fourth quarter 2010 and first quarter 2010 despite continued weakness in housing markets. We generated $4 million of EBITDA in the quarter.

“Looking forward, in Corrugated Packaging, we are positioned to continue to generate returns well in excess of our cost of capital for the balance of the year. In Building Products, we remain committed to generating cash and returning to profitability as housing markets recover.”

Corrugated Packaging

	First Quarter		Fourth Quarter

	2011	2010	2010

Segment Operating Income ($ in Millions)	$98	$46	$103

Corrugated Packaging operating results for first quarter 2011 were $98 million. Earnings declined modestly in first quarter 2011 compared with fourth quarter 2010 as higher input costs and challenging weather conditions more than offset higher box volumes and lower converting costs. Operating results more than doubled in first quarter 2011 compared with first quarter 2010 as higher box prices more than offset higher input costs.

Building Products

	First Quarter		Fourth Quarter

	2011	2010	2010

Segment Operating Loss ($ in Millions)	$(6)	$(9)	$(15)

Building Products operating results improved in first quarter 2011 compared with fourth quarter 2010 due to higher lumber prices and seasonally higher volumes for all products. Operating results improved in first quarter 2011 compared with first quarter 2010 as higher volumes and lower unit costs more than offset lower lumber prices.

Other

Special items for first quarter 2011 were an after-tax charge of $8 million, or $0.07 per diluted share, primarily related to Box Plant Transformation II.

Temple-Inland will host a conference call on April 20, 2011, at 9:30 am ET to discuss results of first quarter 2011.  To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call.  The passcode for the conference call is: 58219860.  Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above.  Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada.  The passcode for the replay is: 58219860.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 59 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publically revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this report.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	First Quarter
	2011	2010
	(in millions, except per share)
Revenues
Corrugated packaging	$821	$752
Building products	174	153
Total revenues	$995	$905

Income
Corrugated packaging	$98	$46
Building products	(6)	(9)
Total segment operating income	92	37
Items not included in segments:
General and administrative expense	(17)	(18)
Share-based and long-term incentive compensation	(19)	(6)
Other operating income (expense)	(9)	––
Other non-operating income (expense)	(4)	––
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(5)	(3)
Interest expense on debt	(12)	(13)
Income (loss) before taxes	26	(3)
Income tax expense	(11)	(2)
Net income (loss)	15	(5)
Net loss attributable to noncontrolling interest of special purpose entities	1	1
Net income (loss) attributable to Temple-Inland Inc.	$16	$(4)

Average basic shares outstanding	108.3	107.7
Average diluted shares outstanding	110.3	109.2

Per share information
Basic earnings	$0.15	$(0.04)
Diluted earnings (a)	$0.15	$(0.04)
Dividends	$0.13	$0.11
  ____________
(a)	Loss per share for 2010 is based on average basic shares outstanding due to our net loss.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	First Quarter-End 2011	Year-End 2010
	(Dollars in millions)
ASSETS
Current Assets	$1,157	$1,136
Property and Equipment	1,643	1,627
Financial Assets of Special Purpose Entities	2,474	2,475
Goodwill	394	394
Other Assets	274	277
TOTAL ASSETS	$5,942	$5,909

LIABILITIES
Current Liabilities	$475	$508
Long-Term Debt	761	718
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	719	700
Liability for Pension Benefits	315	308
Liability for Postretirement Benefits	110	110
Other Long-Term Liabilities	384	404
TOTAL LIABILITIES	4,904	4,888
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	947	929
Noncontrolling Interest of Special Purpose Entities	91	92
TOTAL SHAREHOLDERS’ EQUITY	1,038	1,021
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,942	$5,909

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
	2011	2010	2010	2010	2010
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$93	$93	$114 (a)	$75 (a)	$52
Working capital	(58)	(36)	(5)	18	(51	) (b)
	35	57	109	93	1
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(62)	(89)	(59)	(52)	(33)
Other	(13)	9	2	8	(8)
	(75)	(80)	(57)	(44)	(41)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(14)	(12)	(12)	(12)	(11)
Net change in debt	39	7	(36)	(19)	54
Other	10	4	––	1	(11)
	35	(1)	(48)	(30)	32
Effect of exchange rate changes on cash and cash equivalents	1	––	––	––	1
Net increase (decrease) in cash and cash equivalents	(4)	(24)	4	19	(7)
Cash and cash equivalents at beginning of period	28	52	48	29	36
Cash and cash equivalents at end of period	$24	$28	$52	$48	$29

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$48	$48	$49	$48	$48

_____________
(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in third and second quarter 2010.
(b)	Includes $14 million of alternative fuel mixture tax credits that were accrued at year-end 2009.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	First Quarter
	2011	2010
	(Dollars in millions)
Revenues
Corrugated packaging
Corrugated packaging	$772	$711
Paperboard (a)	49	41
Total corrugated packaging	$821	$752
Building products
Lumber	$59	$50
Gypsum wallboard	38	33
Particleboard	41	36
Medium density fiberboard	20	18
Fiberboard	6	7
Other	10	9
Total building products	$174	$153

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	840	846
Paperboard, thousands of tons (a)	94	91
Total, thousands of tons	934	937
Building products
Lumber, mbf	207	158
Gypsum wallboard, msf	328	306
Particleboard, msf	119	107
Medium density fiberboard, msf	35	35
Fiberboard, msf	31	34

_____________
(a)	Paperboard includes linerboard, corrugating medium, white-top linerboard, and light-weight gypsum facing paper.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)

	First Quarter	First Quarter	Fourth Quarter
	2011	2010	2010
	($ in millions, except per share)
NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS
Net income (loss) in accordance with GAAP	$16	$(4)	$27
Special items, after-tax:
Costs and asset impairments primarily related to box plant transformation	(6)	(7)	(7)
Gain (loss) on purchase and retirement of long-term debt	(2)	––	(1)
Alternative fuel mixture tax credits, net of costs	––	7	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree
drug subsidy program	––	(3)	––
Total special items, after-tax	(8)	(3)	(8)
Net income (loss), excluding special items	$24	$(1)	$35

Net income (loss), per share, in accordance with GAAP	$0.15	$(0.04)	$0.24
Special items, after-tax, per share:
Costs and asset impairments primarily related to box plant transformation	(0.05)	(0.07)	(0.06)
Gain (loss) on purchase and retirement of long-term debt	(0.02)	––	(0.01)
Alternative fuel mixture tax credits, net of costs	––	0.07	––
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree
drug subsidy program	––	(0.03)	––
Total special items, after-tax	(0.07)	(0.03)	(0.07)
Net income (loss) per share, excluding special items	$0.22	$(0.01)	$0.31

Average basic shares outstanding	108.3	107.7	108.0
Average diluted shares outstanding	110.3	109.2	109.7

BUILDING PRODUCTS EBITDA
Segment operating loss in accordance with GAAP	$(6)
Depreciation and amortization	10
Building products EBITDA	$4

CORRUGATED PACKAGING RETURN ON INVESTMENT
Return:
Segment operating income determined in accordance with U.S. GAAP	$98

Investment:
Beginning of year total assets or segment assets determined in accordance with U.S. GAAP	$2,475
Adjustments:
Current liabilities	(330)
$2,145

ROI, Annualized	18.3%